UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2014

STANDEX INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-7233	31-0596149
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

11 Keewaydin Drive, Salem, New Hampshire	03079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 893-9701

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Standex International Corporation

ITEM 5.02 – DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

ITEM 5.02 (b)

On November 6, 2014, the Company provided written notice to John Abbott, its Group Vice President of the Standex Food Service Equipment Group, that Mr. Abbott’s employment with the Company will terminate in thirty (30) days.  The termination will be effective on December 6, 2014.  Mr. Abbott will be actively involved in facilitating a smooth transition over the next thirty days.   The Company thanks Mr. Abbott for his service over the past nearly eight years.

Mr. Abbott will receive severance pursuant to the terms of his Amended and Restated Employment Agreement (the “Agreement”), which contains certain non-compete and confidentiality provisions.  The Agreement was filed as Exhibit 10(b) to Form 10-K on August 27, 2010.

The Company expects to announce Mr. Abbott’s successor in the near future.

FORWORD-LOOKING STATEMENTS

This current report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995 (the “Act”) that are intended to come within the safe harbor protection provided by the Act.  By their nature, all forward-looking statements involve risks and uncertainties, and actual results may differ materially from those contemplated by the forward-looking statements.  Several factors that could materially effect the Corporation’s actual results are identified in the Corporation’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STANDEX INTERNATIONAL CORPORATION

(Registrant)

/s/ Thomas DeByle
Thomas DeByle Chief Financial Officer

Date: November 12, 2014

Signing on behalf of the registrant and as principal financial officer